Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Robert Forrester	Gina Nugent
Executive Vice President, Chief Financial Officer	VP, Corporate Communications and IR
CombinatoRx, Incorporated	CombinatoRx, Incorporated
Phone: 617-301-7100	617-301-7099
Fax: 617-301-7010	617-301-7010
rforrester@combinatorx.com	gnugent@combinatorx.com

COMBINATORX REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER 2007

— Product Candidate Portfolio Advancing —

Cambridge, MA, May 7, 2007 - CombinatoRx, Incorporated (NASDAQ: CRXX), today reported financial results for the first quarter ended March 31, 2007.

“We made significant progress this quarter in advancing our product candidate portfolio into later-stage development,” commented Alexis Borisy, President and CEO of CombinatoRx. “We continue to focus our efforts on CRx-102 in rheumatoid arthritis and osteoarthritis and the many other promising programs within the CombinatoRx portfolio. In addition, the phase 2 clinical trial for CRx-150 is now fully enrolled and remains on track to report results late in the second quarter.”

First Quarter 2007 and Recent Accomplishments

•	CRx-150 completed enrollment for a 64 subject phase 2 clinical trial in rheumatoid arthritis and remains on track to report results late in the second quarter of 2007.

•	CRx-102 was selected to move into later stage clinical development and remains on-track to initiate phase 2b clinical trials in rheumatoid arthritis and osteoarthritis in mid-2007.

•	CRx-170 was also selected to move into later stage clinical development and is expected to begin a phase 2 clinical trial for pain in the second half of 2007.

•	CRx-191 was selected as a product candidate and is expected to begin a phase 2 clinical trial in psoriasis in mid-2007.

•	CRx-197 was selected as a product candidate and is expected to begin a phase 2 clinical trial in atopic dermatitis during the second half of 2007.

•	CRx-401 was selected as a product candidate and is expected to begin a phase 2 clinical trial for type 2 diabetes in mid-2007.

•

CRx-139 missed its primary endpoint of ACR20 response at day 70 in a phase 2 clinical study for rheumatoid arthritis. This development program is currently on hold pending completion of the ongoing data analysis.

•	Presented synergistic combination screening data on TRAIL and targeted novel agents at the 98th Annual meeting of the American Association for Cancer Research April 14-18, 2007 in Los Angeles.

•	Published combination systems biology data in the online journal Molecular Systems Biology, a NATURE Publishing Group journal.

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

First Quarter 2007 Financial Results (Unaudited):

As of March 31, 2007, CombinatoRx had cash, cash equivalents, restricted cash and short-term investments of $107.7 million compared to $121.1 million on December 31, 2006.

Total revenue was $3.6 million in the first quarter of 2007 compared to $3.2 million reported in the first quarter of 2006.

Net loss for the quarter ended March 31, 2007 was $12.5 million or $0.44 per share as compared to $6.9 million or $0.29 per share in the first quarter of 2006.

Research and development expenses totaled $12.8 million in the first quarter of 2007 compared to $7.2 million in the first quarter of 2006. The increase in R&D expense for the first quarter is due primarily to increased personnel-related expenses to support expanded research, clinical development and regulatory activities associated with an advancing pipeline of product candidates.

General and administrative expenses were $4.5 million in the first quarter of 2007 compared to $4.0 million in the first quarter of 2006.

2007 Financial Guidance

CombinatoRx expects to end 2007, based on current operating plans, with revenue between $13.0 and $15.0 million, a net loss in the range of $48.0 million to $53.0 million and cash, cash equivalents and short-term investments of between $70.0 and $80.0 million, consistent with the guidance provided in January 2007.

Conference Call Information:

Robert Forrester, Executive Vice President and Chief Financial Officer of CombinatoRx will provide an update on the company and discuss first quarter results via conference call at 8:30 a.m. ET on Monday, May 7, 2007. To access the call, please dial 866-578-5801 (domestic) or 617-213-8058 (international) five minutes prior to the start time and provide the passcode 52285120. A replay of the call will be available from 9:30 a.m. ET on May 7, 2007 until May 21, 2007. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), and provide the passcode 97448107. A live audio webcast of the call will also be available on the “Investors” section of the company’s website, www.combinatorx.com. An archived webcast will be available on the CombinatoRx website approximately two hours after the event and will be archived for 14 days.

About CombinatoRx

CombinatoRx, Incorporated (CRXX) is pioneering the new field of synergistic combination pharmaceuticals and has a broad product portfolio in phase 2 clinical development. Going beyond traditional combinations, CombinatoRx creates product candidates with novel mechanisms of action striking at the biological complexities of human disease. The lead programs in the CombinatoRx portfolio are advancing into later stage clinical trials based on the strength of multiple positive phase 2a results. This portfolio is internally generated from the CombinatoRx proprietary drug discovery technology which provides a renewable and previously untapped source of novel drug candidates. The Company was founded in 2000 and is located in Cambridge, Massachusetts. To learn more about CombinatoRx please visit www.combinatorx.com.

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, its financial condition and results of operations, financial guidance for the fiscal year 2007, its product candidates and their clinical potential, its plans for clinical and formulation development of its product candidates, its business plans and its drug discovery technology. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the unproven nature of the CombinatoRx drug discovery technology, the Company’s ability to initiate and successfully complete clinical trials of its product candidates, the Company’s ability to develop a modified release formulation of CRx-102, potential difficulty and delays in obtaining regulatory approval for the sale and marketing of its product candidates, the Company’s ability to obtain additional financing or funding for its research and development and those other risks that can be found in the “Risk Factors” section of the CombinatoRx Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward-looking statements. CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

(c) 2007 CombinatoRx, Incorporated. All rights reserved.

-end-

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

CombinatoRx, Incorporated

Consolidated Statement of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months ended March 31,
	2007	2006
Revenue:
Collaborations	$3,634	$3,247

Operating expenses:
Research and development	12,762	7,151
General and administrative	4,507	3,985

Total operating expenses	17,269	11,136

Loss from operations	(13,635)	(7,889)
Interest income	1,427	1,083
Interest expense	(245)	(130)

Net loss before provision for income taxes	(12,453)	(6,936)

Provision for income taxes	(21)	—

Net loss	$(12,474)	$(6,936)

Net loss per share applicable to common stockholders - basic and diluted	$(0.44)	$(0.29)

Weighted average number of common shares used in net loss per share calculation - basic and diluted	28,635,258	23,739,960

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

CombinatoRx, Incorporated

Consolidated Balance Sheets

(in thousands except per share data)

(Unaudited)

	As of March 31, 2007	As of December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$11,669	$9,194
Restricted cash	50	—
Short-term investments	92,013	107,895
Unbilled accounts receivable	1,131	1,289
Prepaid expenses and other current assets	2,192	3,451

Total current assets	107,055	121,829

Property and equipment, net	15,752	12,506
Restricted cash	4,000	4,000

Total assets	$126,807	$138,335

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,459	$4,489
Accrued expenses	4,580	4,336
Deferred revenue	9,210	9,548
Current portion of notes payable, net of discount	2,225	1,851
Current portion of lease incentive obligation	649	649

Total current liabilities	20,123	20,873

Convertible notes payable of subsidiary	9,428	9,301
Notes payable, net of current portion and discount	3,922	2,527
Deferred revenue, net of current portion	5,734	8,011
Deferred rent, net of current portion	2,249	2,244
Lease incentive obligation, net of current portion	5,732	5,660

Minority Interest in subsidiary	2,701	2,669

Stockholders’ equity:
Preferred stock, $0.001 par value: 5,000 shares authorized; no shares issued and outstanding
Common stock, $0.001 par value: 60,000 shares authorized; 28,908 and 28,828 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	29	29
Additional paid-in capital	222,117	219,730
Accumulated other comprehensive income	25	39
Accumulated deficit	(145,253)	(132,748)

Stockholders’ equity	76,918	87,050

Liabilities and stockholders’ equity	$126,807	$138,335

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com